UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to SECTION 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 05, 2008

Dyadic International, Inc.
(Exact name of registrant as specified in its charter)

Delaware                          333-102629      45-0486747
(State or other jurisdiction of incorporation)          (Commission File Number)             (IRS Employer Identification No.)

140 Intracoastal Pointe Drive, Suite 404
    Jupiter, Florida  33477
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 743-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2008, Ernst & Young LLP ("E&Y") informed Dyadic International, Inc. (the "Company") that it has resigned as the Company's independent registered public accounting firm and that the client-auditor relationship between the Company and E&Y has ceased as of such date.  E&Y's termination of its relationship with the Company was not recommended or approved by the Audit Committee of the Company's Board of Directors (the "Audit Committee").  A copy of E&Y's letter confirming that the client-auditor relationship between the Company and E&Y has ceased is filed herewith as Exhibit 99.1.

As further described in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on April 25, 2007, on April 23, 2007, the Company's Board of Directors, upon the recommendation of its Audit Committee, determined that the Company's financial statements previously filed with the SEC (including those contained in its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB) should no longer be relied upon.

As a result of the potential need for financial restatements as described in more detail in paragraph (a) below, and because the financial statements for the fiscal year ended December 31, 2007 have not yet been completed by the Company, E&Y has not issued any reports on such financial statements.

All of E&Y's reports on the Company's financial statements for the fiscal years ended on and before December 31, 2006 have been withdrawn.

Neither E&Y nor any other independent registered public accounting firm issued a report on the Company's financial statements for the fiscal year ended December 31, 2007.

During the Company's fiscal years ended December 31, 2006 and 2007, and through June 5, 2008, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements.

During the Company's fiscal years ended December 31, 2006 and 2007, and through June 5, 2008, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation S-K, except as described below:

(a)
As further described in Current Reports on Form 8-K filed by the Company with the SEC on April 25, 2007 and March 4, 2008, on April 23, 2007, the Company's Board of Directors, upon the recommendation of its Audit Committee, determined that the Company's financial statements previously filed with the SEC (including those contained in its Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-QSB) should no longer be relied upon.  This determination resulted from the Company's discovery of apparent financial improprieties at its wholly-owned subsidiaries, Puridet (Asia) Limited, a Hong Kong corporation ("Puridet"), and Dongguan Puridet Softener Company Limited, a Peoples Republic of China corporation ("Dongguan").  A subsequent internal investigation conducted by independent counsel to the Audit Committee confirmed the existence of financial improprieties at Puridet and Dongguan.

(b)
As a result of these events, all of E&Y's reports on the Company's financial statements for the fiscal years ended on and before December 31, 2006 have been withdrawn.  The Company has not filed any annual reports on Form 10-KSB, or any quarterly reports on Form 10-QSB for the potential restatement periods or for the fiscal year ended December 31, 2007.

(c)
The Company's management, however, determined that it was not possible to quantify the financial impact of the improprieties at Puridet and Dongguan because the records needed to do so do not exist or could not (after reasonable effort) be obtained.

(d)	The Company's Chief Executive Officer and Chairman of the Audit Committee discussed the subject matter of the foregoing with E&Y.

(e)	Neither the Company's Board of Directors nor the full Audit Committee or any similar committee of the Board of Directors discussed the subject matter of the foregoing with E&Y.

The Company has provided E&Y with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that E&Y furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of such letter is filed herewith as Exhibit 16.1.

Item 8.01   Other Events.

As previously disclosed in Current Reports on Form 8-K filed by the Company with the SEC on May 13, 2008, the Company is no longer required to file reports (including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K) with the SEC for at least the remainder of the fiscal year ending December 31, 2008 and until such time (if ever) that the Company has 300 or more holders of record of its common stock at the beginning of any fiscal year in the future.  Notwithstanding the foregoing, the Company currently intends to continue, when and if it deems appropriate – through the filing of Form 8-K Current Reports and/or the issuance of press releases – to inform its stockholders of the occurrence of events that the Company deems to be important to its stockholders.

Item 9.01. Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit
16.1	Letter dated June 10, 2008 from Ernst & Young LLP
99.1	Letter dated June 5, 2008 from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYADIC INTERNATIONAL, INC.

Date: June 10, 2008      By:  /s/ Wayne Moor
Name: Wayne Moor
Title:	Chief Executive Officer

Index to Exhibits
Exhibit Number	Description of Exhibit
16.1	Letter dated June 10, 2008 from Ernst & Young LLP
99.1	Letter dated June 5, 2008 from Ernst & Young LLP